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                                                                   EXHIBIT 10.12

                           SECOND CONSULTING AGREEMENT

          This Second Consulting Agreement ("Second Consulting Agreement") is entered into as of February 23, 2005 by and between Peter Y. Atkinson ("Consultant") and Hollinger International Inc. (the "Company") (together, the "Parties") and will take effect on March 1, 2005 (the "Effective Date").

          WHEREAS, the Consultant held the office of Executive Vice President of the Company; and

          WHEREAS, the Consultant resigned as an employee and officer of the Company on April 27, 2004 and is serving as a consultant to the Company from that date until February 28, 2005, which is the end of the term under the Consulting Agreement entered into as of April 27, 2004 between Consultant and the Company (the "First Consulting Agreement"); and

          WHEREAS, in his former capacity as Executive Vice President of the Company, and as a consultant to the Company during the term of the First Consulting Agreement, Consultant gained valuable and important knowledge about the Company and its operations, including knowledge regarding the Company's relationship and negotiations with CanWest Global Communications Corp. ("CanWest"); and

          WHEREAS, the management of the Company has determined that it is in the best interests of the Company and its shareholders that Consultant's services continue to be retained on an hourly basis after the expiration of the First Consulting Agreement to permit the interim President and Chief Executive Officer and the General Counsel to avail themselves of Consultant's knowledge and experience.

          NOW, THEREFORE, the Parties have agreed as follows:

1. DUTIES OF CONSULTANT. Consultant is hereby engaged by the Company to assist the Chief Executive Officer of the Company with respect to the Company's ongoing relationship with CanWest, and to perform such other functions and tasks as assigned by the Chief Executive Officer of the Company from time to time. Consultant will act as an independent contractor in the performance of his duties under this Second Consulting Agreement. Consultant shall have the discretion, in consultation with the Company's Chief Executive Officer and/or General Counsel to determine the manner and means by which he shall perform his duties and when and where such services shall be performed. These duties are independent of Consultant's duties to cooperate under the Release and Settlement Agreement between Consultant and the Company dated April 27, 2004 (the "Settlement Agreement").

2. TERM. This Second Consulting Agreement shall be in effect from March 1, 2005 until September 30, 2005, unless earlier terminated by either party as set forth below (the "Second Term").

3. COMPENSATION. In consideration for services requested by the Chief Executive Officer and/or the General Counsel of the Company and rendered by Consultant pursuant hereto, the Consultant shall be paid at an hourly rate of US$350. The Consultant shall provide a written itemization of the services rendered to substantiate the hours billed. Consultant shall only receive compensation for hours worked that are specifically authorized in advance by the Company's Chief Executive Officer and/or General Counsel. The Company shall have no obligation under this Second Consulting Agreement to request services from Consultant at any given time.
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4. SERVICES NON-EXCLUSIVE. The Parties acknowledge that Consultant is free to engage in any activities outside those set forth in this Second Consulting Agreement and to render services to others, provided that such activities do not materially interfere with Consultant's performance of his duties pursuant to this Second Consulting Agreement. By way of example, but without limiting the generality of the foregoing, activities which (i) consume so much of Consultant's time that he is unable to fulfill his obligations in Paragraph 1, or (ii) present more than a DE MINIMIS possibility that Consultant will rely upon Confidential Information, as defined herein, in the performance of such activities, will be considered to materially interfere with Consultant's performance of his duties pursuant to this Second Consulting Agreement. Consultant is restricted from providing services to Conrad M. Black, F. David Radler, Hollinger Inc. or The Ravelston Corporation Limited ("Ravelston") during the Second Term other than in accordance with his Ravelston pension obligations.

5. EXPENSES. The Company will reimburse Consultant for reasonable travel and other expenses approved in advance by the Company and incurred in connection with the services provided by Consultant pursuant to this Second Consulting Agreement, provided that Consultant provides appropriate documentation to substantiate such expenses.

6. CONFIDENTIALITY. "Confidential Information" means all information, knowledge and data relating to the business of the Company that is not in the public domain. "Confidential Information" includes, but is not limited to, trade secrets; financial information; manufacturing costs; pricing formulas; internal and external marketing plans, strategies and studies; new product plans; product manufacturing methods; inventory control methods; research and development techniques and activities; selling strategies and/or methods; lists of existing or potential vendors, suppliers, customers and advertisers; compilations and other materials developed by or on behalf of the Company (whether in written, graphic, audiovisual, electronic or other media, including computer software). "Confidential Information" shall further mean information, knowledge and data of any third party doing business with the Company, actively or prospectively, which such third party identifies as being confidential. "Confidential Information" shall also mean any areas of inquiry by the Special Committee of the Board of Directors of the Company (the "Special Committee") or the Company in accordance with Consultant's cooperation obligation in the Settlement Agreement. "Confidential Information" does not include any information, knowledge or data that is in the public domain or otherwise publicly available (other than as a result of a wrongful act by Consultant or Consultant's agent, or anyone else). Consultant agrees that he will not, during the Second Term or at any time thereafter, divulge to any person, directly or indirectly, any Confidential Information, except to the Company or its officers and agents, or as reasonably required in connection with his provision of consulting services to the Company, or with the prior written consent of the Company, or as required by law. Consultant further agrees not to use such Confidential Information, except on behalf of the Company or in furtherance of the Company's interests.

7. RETURN OF COMPANY PROPERTY. Consultant agrees that if his consulting relationship with the Company is terminated for any reason, he will return all Company property, including but not limited to, records, papers and computer data and any copies thereof immediately upon such termination. Consultant acknowledges that all such papers, records, computer data and copies thereof are and remain the property of the Company.


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8. TERMINATION. This Second Consulting Agreement may be terminated by either party upon 10 days' written notice. Upon the termination of this Second Consulting Agreement for any reason, Consultant shall be entitled to any earned but unpaid compensation set forth in Section 3 hereof.

9. SEVERABILITY. If any provision of this Second Consulting Agreement is found to be unenforceable in whole or in part, it shall be construed or limited in such a way as to make it enforceable, consistent with the intentions of the parties. If such construction or limitation is not possible, the unenforceable provision will be stricken, and the remaining provisions of this Second Consulting Agreement will remain valid and enforceable.

10. NO EMPLOYMENT RELATIONSHIP. Nothing in this Second Consulting Agreement shall be construed to create an employment or agency relationship, partnership or joint venture between the parties. Consultant is an independent contractor and shall have no authority to bind or represent the Company. Except as otherwise provided herein and except for the Company's "cashless" stock option exercise program with respect to the options described in Section 12 herein, Consultant shall not be entitled to participate in and/or receive any benefits which may be offered to the Company's employees from time to time. Consultant shall be responsible for the payment of any and all taxes and withholding obligations associated with the consulting fees paid to him hereunder.

11. SUCCESSORS. The Second Consulting Agreement shall apply to, and inure to the benefit of, the successors and assigns of the Company.

12. ENTIRE AGREEMENT. Upon the Effective Date, this Second Consulting Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all other prior and contemporaneous agreements, understandings, and commitments between the Parties with respect to the subject matter hereof, including but not limited to the First Consulting Agreement. Notwithstanding the foregoing, (A) the following two obligations of the First Consulting Agreement are continuing and shall survive the termination of this Second Consulting Agreement for any reason: (i) the confidentiality obligations under Section 7 of the First Consulting Agreement; and (ii) the Company's obligation to take all actions necessary to vest the options that vest on February 5 and 6, 2005 under the First Consulting Agreement provided that the First Consulting Agreement has not been terminated by Consultant or terminated for cause by the Company under Section 4B of the First Consulting Agreement, in which case the Consultant shall forfeit the Continuing Options (as defined in the First Consulting Agreement) retroactive to the date of the First Consulting Agreement; and (B) this Second Consulting Agreement does not supersede or replace the Settlement Agreement, which remains in full force and effect from and after the date hereof, subject to the approval of the Delaware Chancery Court as described in the Settlement Agreement. No provision of this Second Consulting Agreement may be terminated, modified, or waived, by course of dealing or otherwise, unless such termination, modification, or waiver is set forth in a written agreement referencing this Second Consulting Agreement and executed by the Consultant and the Chief Executive Officer of the Company.

13. NO WAIVER. Failure to insist upon strict compliance with any of the terms, covenants or conditions contained in this Second Consulting Agreement shall not operate as a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more time be deemed a waiver or relinquishment of such right or power at any other time.


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14. GOVERNING LAW; CHOICE OF FORUM; JURY WAIVER. This Second Consulting
Agreement and any claim related directly or indirectly to this Second Consulting Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. All disputes arising out of or relating to this Second Consulting Agreement or its breach shall be resolved in the courts located within the State of Delaware, New Castle County, and Consultant and the Company hereby submit exclusively to the jurisdiction and venue of those Delaware courts. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE ARISING OUT OF THIS SECOND CONSULTING AGREEMENT.

                        [SIGNATURES APPEAR ON NEXT PAGE]

          IN WITNESS WHEREOF, the Parties have executed this Second Consulting Agreement as of the date first above written.

                                        HOLLINGER INTERNATIONAL INC.


                                        By: /s/ Paul B. Healy
                                            ------------------------------------
                                        Name: Paul B. Healy
                                        Title: Vice President


                                        CONSULTANT


                                        /s/ Peter Y. Atkinson
                                        ----------------------------------------
                                        Peter Y. Atkinson


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